STOCK PLEDGE AGREEMENT


     THIS STOCK PLEDGE AGREEMENT (the "Agreement") is dated as of November 21, 2001 by and between KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation (the "Pledgor"), and EWP FINANCIAL LLC, a Delaware limited liability company, as agent for the lenders under the hereinafter described Loan Agreement (the "Pledgee").

                                    Recitals:

     WHEREAS, pursuant to that certain Amended and Restated Loan Agreement dated as of November 21, 2001 (the "Loan Agreement") by and between the Pledgor, the Pledgee, and the Lenders party thereto (individually a "Lender" and, collectively, the "Lenders"), the Pledgor has made promissory notes of even date herewith aggregating up to an original principal amount of $6,000,000.00, each payable to a Lender (individually, the "Note" and, collectively, the "Notes");

     WHEREAS, the Pledgor has agreed to enter into this Agreement and to pledge all of the outstanding shares of common stock of Engineered Wire Products, Inc., an Ohio corporation and a wholly-owned subsidiary of the Pledgor ("EWP"), registered in the name of the Pledgor (the "Stock") as security for performance of its obligations under the Loan Agreement and the Notes; and

     WHEREAS, capitalized terms used but not otherwise defined herein shall have the same meanings given to such terms in the Loan Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and to secure the payment and performance of the Pledgor's obligations under the Loan Agreement and the Notes, the parties hereto agree as follows:

     SECTION 1. Pledge. As collateral security for the due and punctual payment of the indebtedness and obligations referred to in Section 2 hereof, the Pledgor hereby pledges, hypothecates, transfers, sets over, delivers and assigns unto the Pledgee, and hereby grants the Pledgee a first security interest in the following:

          (a) the Stock and the certificates representing the Stock, and all cash, securities and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for all or any portion of the Stock; and

          (b) all securities hereafter delivered to the Pledgee by the Pledgor in substitution for any of the foregoing, all certificates and instruments representing or evidencing such securities, together with all interest, cash, securities and other property at any time and from time to time received, receivable or otherwise distributed in respect of, in exchange for or on conversion of any or all thereof (all such Stock, indebtedness, shares, certificates, interest, cash, securities and other property received, receivable or otherwise distributed in respect of any or all thereof being included within the definition of "Collateral" for purposes of this Agreement).

     TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto the Pledgee, its successors and assigns, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

     SECTION 2. Indebtedness and Obligations Secured. This Agreement and the Collateral secure repayment of the indebtedness and the obligations of the Pledgor indicated below (collectively, the "Obligations"), equally and ratably as to all such indebtedness and obligations and without preference or priority as to any class of such indebtedness or obligations or any component thereof:

          (a) the indebtedness evidenced by the Loan Agreement and the Notes (and any promissory note of the Pledgor issued in exchange for, or replacement of, or substitution for, any of the Notes, which shall be included in the term "Notes" as used herein), with interest and premiums thereon as therein provided;

          (b) all other amounts payable by the Pledgor under the Loan Agreement and the Notes, including without limitation, all fees, costs, expenses and indemnities payable by the Pledgor thereunder;

          (c) all indebtedness of the Pledgor arising under this Agreement and all costs and expenses of the Pledgee in enforcing this Agreement, the Loan Agreement and the Notes; and

          (d) all renewals and extensions, in whole or in part, of the Notes or of any other indebtedness or obligation described above.

     SECTION 3. Representations and Warranties. The Pledgor hereby represents and warrants that as of the date hereof: (i) the Pledgor is the holder of record of all of the Stock; (ii) the Stock pledged hereunder constitutes all of the issued and outstanding capital stock of EWP; (iii) the Pledgor has good, right and lawful authority to enter into this Agreement and to pledge the Collateral in the manner hereby done or contemplated and will defend its title thereto against the claims of all persons whomsoever; (iv) there are no liens, claims, pledges, security interests, encumbrances or rights of third parties whatsoever with respect to the Collateral; (v) this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms; and (vi) no consent or approval of any court, governmental body or regulatory authority (federal, state or local) is or was necessary to the validity of the pledge granted hereby.

     SECTION 4. Appointment of Agents; Registration in Nominee Name. The Pledgee shall have the right to appoint one or more agents for the purpose of retaining physical possession of the certificates or instruments representing or evidencing the Collateral, which certificates or instruments may be held (in the discretion of the Pledgee) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Pledgee, or in the name of the Pledgee or any agent appointed by the Pledgee to retain physical possession of such certificates or instruments, or in the name of any nominee of the Pledgee or any such agent. In addition, the Pledgee shall at all times have the right to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations. The Pledgor hereby agrees that any registrar or transfer agent for any securities included in the Collateral shall be entitled to rely on the provisions of this Section 4 as conclusive evidence of the authority of the Pledgee to effect re-registration of any such securities in the name of the Pledgee or that of its agents or its or their nominees or to exchange certificates or instruments representing or evidencing such Collateral for certificates or instruments of smaller or larger denominations, notwithstanding any notice or direction to such registrar or transfer agent from the Pledgor to the contrary.

     SECTION 5. Voting Rights; Dividends; Etc.

     (a) Until there shall occur an Event of Default (as set forth in Section 6 hereof), the Pledgor shall be entitled to exercise any and all voting or consensual rights and powers relating or pertaining to the Collateral or any part thereof for the term of this Agreement, and upon the occurrence of an Event of Default, the Pledgee shall be entitled to exercise such rights and powers; and

     (b) The Pledgor shall not be entitled to receive and retain any and all cash dividends and interest payable on the Collateral, and any and all stock or liquidating dividends, distributions and property, returns of capital or other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the Pledgee or received in exchange for or on conversion of the Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Pledgee may be a party or otherwise, and any and all cash and other property received in payment of the principal or in redemption of or in exchange for or on conversion of any Collateral (either at maturity, upon call for redemption, upon forced conversion or otherwise), shall be and become part of the Collateral pledged hereunder and, if received by the Pledgor, shall forthwith be delivered to the Pledgee or its designated agent (accompanied by proper instruments of assignment or stock or bond powers executed by the Pledgor in accordance with the Pledgee's instructions) to be held subject to the terms of this Agreement.

     SECTION 6. Events of Default. The occurrence and continuation of any of the following events shall constitute an Event of Default under this Agreement:

          (a) Any Event of Default as defined in the Loan Agreement or the Notes; and

          (b) Any default in the due observance or performance of any term, covenant, warranty, agreement or condition contained in this Agreement, which default continues for five (5) calendar days after the Pledgee, at the direction of the Required Holders, gives notice of such failure to the Pledgor.

     SECTION 7. Remedies Upon Default. Upon the occurrence and during the continuation of an Event of Default hereunder, the Pledgee may, at the direction of the Required Holders, in addition to the exercise by the Pledgee of its rights and remedies under any other Section of this Agreement or under the Loan Agreement or the Notes, or otherwise available to it at law or in equity:

          (a) apply the cash (if any) then held by it as collateral hereunder to the payment of any Obligations, whether or not then due and in any order selected by the Pledgee; and

          (b) if there shall be no such cash or the cash so applied shall be insufficient to pay all such Obligations in full, exercise all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of Texas at that time and sell (in compliance with applicable securities laws) the Collateral, or any part thereof, at public or private sale, at any broker's board, upon any securities exchange, at the Pledgee's offices or elsewhere, for cash, upon credit or for future delivery, as the Pledgee may deem appropriate in the circumstances and commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. In that connection, the Pledgee shall have the right to impose such limitations and restrictions on the sale of the Collateral as the Pledgee may deem to be necessary or appropriate to comply with any law, rule or regulation (federal, state or local) having applicability to the sale, including, without limitation, restrictions on the number and qualifications of the offerees and requirements for any necessary governmental approvals, and the Pledgee shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective offerees or purchasers to persons who will represent and agree that they are purchasing securities included in the Collateral for their own account and not with a view to the distribution or sale thereof in violation of applicable securities laws. Upon consummation of any such sale, the Pledgee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgee shall give the Pledgor at least ten (10) calendar days' prior written notice of the Pledgee's intention to make any public or private sale of such Collateral. Such notice shall state the time and place fixed for sale, and the Collateral, or portion thereof, to be offered for sale. Any such sale shall be held at such time or times within ordinary business hours and at such place or places as the Pledgee may fix in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Pledgee may (in its sole and absolute discretion) determine; and the Pledgee may itself bid (which bid may be in whole or in part in the form of cancellation of Obligations) for and purchase the whole or any part of the Collateral and shall be entitled, for purposes of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at such sale, to use and apply any of the Obligations owed to the Pledgee as a credit on account of the purchase of any Collateral payable by the Pledgee at such sale. The Pledgee shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the event the sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Pledgee until the sale price is paid by the purchaser or purchasers thereof, but the Pledgee shall not incur any liability in the event any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the event of any such failure, such Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, the Pledgee may proceed by a suit or suits at law or in equity to foreclose this Agreement and sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

     SECTION 8.  Application of Proceeds of Sale;  Deficiency;  Acknowledgement.
(a) The proceeds of any sale of the Collateral sold pursuant to Section 7 hereof shall be applied by the Pledgee as follows:

     First: to the payment of the costs and expenses of such sale, including the out-of-pocket expenses of the Pledgee and the reasonable fees and out-of-pocket expenses of counsel employed in connection therewith, and the payment of all costs and expenses incurred by the Pledgee in connection with the administration and enforcement of this Agreement, to the extent that such costs and expenses shall not have been previously reimbursed or paid to the Pledgee;

     Second: to the payment or prepayment in full of all other Obligations, whether or not then due and in any order selected by the Pledgee as directed by the Required Holders; and

     Third: the balance (if any) of such proceeds shall be paid to the Pledgor or as a court of competent jurisdiction may direct.

     (b) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Pledgee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Pledgee than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Pledgee shall have no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

     SECTION 9. Pledgee Appointed Attorney-In-Fact. The Pledgor hereby appoints the Pledgee the Pledgor's attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any agreement or instrument on behalf of the Pledgor that the Pledgee may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, the Pledgor agrees and understands that the Pledgee shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend, principal or interest payment or other distribution payable or distributable in respect of the Collateral or any part thereof and to give full discharge for the same.

     SECTION 10. Responsibility of the Pledgee; Care of Collateral. Neither the Pledgee, nor any director, officer, employee or agent of the Pledgee, shall be liable for any action taken or omitted to be taken by it or them relative to this Agreement or any of the Collateral except for its or their gross negligence or willful misconduct, and the Pledgee shall not be liable for any action or omission to act on the part of any agent appointed by the Pledgee to act hereunder or with respect to the Collateral (or any part thereof), selected by the Pledgee with reasonable care. Notwithstanding the provisions of Section 5 hereof, the Pledgee shall have no duty to exercise any voting or any other consensual rights and powers becoming vested in the Pledgee with respect to the Collateral or any part thereof, to exercise any right to redeem, convert or exchange any securities included in the Collateral, to enforce or see to the payment of any dividend, principal or interest or any other distribution payable or distributable on or with respect to the Collateral or any part thereof or otherwise to preserve any rights in respect of the Collateral against any third parties, and the Pledgee shall not be liable or accountable to the Pledgor in respect of any of the foregoing. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Pledgee shall take such action for such purpose as the Pledgor may request in writing, but the failure of the Pledgee to take any action requested by the Pledgor shall not, in and of itself, be deemed to constitute a failure on the part of the Pledgee to exercise reasonable care in respect of the custody and preservation of the Collateral or any part thereof.

     SECTION 11. Expenses. The Pledgor agrees to pay the Pledgee, upon its demand, all of the Pledgee's out-of-pocket expenses (including its reasonable attorneys' fees) incurred in connection with the administration or enforcement of this Agreement, the care and custody of the Collateral (or any part thereof), the registration, re-registration or transfer of the Collateral (or any part thereof) and the sale or collection of the Collateral (or any part thereof). Should the Pledgor fail to do any act or thing that the Pledgor has covenanted to do hereunder, or should any representation or warranty on the part of the Pledgor contained herein be breached, the Pledgee may (but shall not be obligated to) do the same or cause it to be done, or remedy any such breach, and there shall be added to the liabilities of the Pledgor hereunder, the cost or expense to the Pledgee in so doing, and any and all amounts expended by the Pledgee in taking any such action shall be repayable to it by the Pledgor upon the Pledgee's demand.

     SECTION 12. No Waiver; Cumulative Remedies. No failure on the part of the Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Pledgee preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies of the Pledgee hereunder are cumulative and are not exclusive of any other remedies available to the Pledgee at law or in equity.

     SECTION 13. Termination and Release of Collateral. This Agreement shall terminate when all Obligations secured hereby have been fully paid and performed, at which time the Pledgee shall reassign and redeliver (or cause to be reassigned or redelivered) to the Pledgor, or to such person or persons as the Pledgor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Pledgee pursuant to the terms hereof and as shall still be held by it hereunder, together with appropriate instruments of assignment and release.

     SECTION 14. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid registered or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or five (5) calendar days after the post-mark date thereof. Notices may be given by recognized overnight courier services and shall be deemed to have been received as of the regularly scheduled time for delivery established by such courier service. In addition, notices hereunder may be delivered by hand, in which case the notice shall be deemed effective when delivered, or by facsimile transmission, in which case it shall be deemed effective upon confirmation of transmission. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

If to the Pledgor:

                  Keystone Consolidated Industries, Inc.
                  Three Lincoln Centre
                  5430 LBJ Freeway, Suite 1740
                  Dallas, Texas  75240
                  Attn:  Chief Financial Officer
                  Fax:  (972) 448-1408

With a copy to:

                  Richards, Layton & Finger, P.A.
                  One Rodney Square
                  Post Office Box 551
                  Wilmington, Delaware  19899
                  Attn:  Mark D. Collins, Esq.
                  Fax:  (302) 651-7701

If to the Pledgee:

                  EWP Financial LLC
                  Three Lincoln Centre
                  5430 LBJ Freeway, Suite 1740
                  Dallas, Texas  75240
                  Attn:  Bobby D. O'Brien
                  Fax:  (972) 448-1445

With a copy to:

                  Rogers & Hardin LLP
                  2700 International Tower
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia  30303
                  Attn:  Edward J. Hardin, Esq.
                  Fax:  (404) 525-2224

Any party hereto may change the address to which notices shall be directed under this Section 14 by giving written notice of such change to the other parties.

     SECTION 15. Further Assurances. The Pledgor agrees to do such further acts and things, and to execute and deliver such agreements and instruments, including without limitation stock and bond powers, as the Pledgee may at any time request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

     SECTION 16. Binding Agreement; Assignment. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except that the Pledgor shall not be permitted to assign this Agreement or any interest in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Pledgee as collateral under this Agreement, without the prior written consent of the Pledgee.

     SECTION 17. Miscellaneous. Neither this Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated, nor may any of the Collateral be released or the pledge or the security interest created hereby extended, except by an instrument in writing signed on behalf of the party to be charged. The Section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall constitute the Agreement. This Agreement replaces and supercedes in its entirety that certain Stock Pledge Agreement dated as of November 1, 2001 by and between Pledgee and Pledgor that was delivered pursuant to the Original Loan Agreement (as defined in the Loan Agreement).

     SECTION 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.


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                            Signature page follows.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                     THE PLEDGOR:

                                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.


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                                     THE PLEDGEE:

                                     EWP FINANCIAL LLC, as Agent


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